Exhibit 2.61

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”), dated as of November 24, 2015, is made by and between:

a)           NewLead Holdings Ltd., a company established under the laws of Bermuda with a registered address at Canon’s Court, 22, Victoria Street, Hamilton, Bermuda (the “Company”), and

b)           Network 1 Financial Securities Inc., a company established under the laws of the State of New York with registered address at 2 Bridge Avenue - Ste 241, Red Bank, NJ 07701, New York (hereinafter “Network 1” or the “Holder”).

(Jointly the Parties and singly the Party)

  WHEREAS, pursuant to a certain Financial Advisory Agreement dated May 11, 2015, and a designation letter dated September 21, 2015 (together, the “Advisory Agreement”) attached hereto as Appendix A and B, respectively, by and between the Company and Network 1, Company agreed to pay Network 1 and its designees a fee of three point sixty eight percent (3.68%) of the aggregate debt of the Company converted into Preferred Shares (as defined herebelow) (the “Advisory Fee”).

WHEREAS, the Company has authorized a new series of convertible preferred shares of the Company designated as Series A-1 Convertible Preferred Shares, with a $0.01 par value, the terms of which are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Shares (the “Certificate of Designations”) in the form attached hereto as Schedule A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Preferred Shares”), which Preferred Shares shall be convertible into the Company’s common shares of $0.01 par value each (the “Common Shares”), in accordance with the terms of the Certificate of Designations;

WHEREAS, as of the date hereof, the Company has converted a certain amount of its debt into Series A-1 Convertible Preferred Shares of the Company in the aggregate amount of USD 27,239,000.00 (United States Dollars twenty seven million two hundred thirty nine thousand) (the “Converted Company Debt”);

   WHEREAS, pursuant to the Advisory Agreement, the Advisory Fee shall be paid in Preferred Shares as per the following breakdown:

   ●     Adam Pasholk -                          70%

   ●     Damon Testaverde -                     15%

   ●     Network 1 Financial Securities, Inc. -           15%

WHEREAS, pursuant to the Advisory Agreement, the Company shall issue Preferred Shares to Network 1 and its designees of the total value of USD 1,002,395.20 (United States Dollars one million two thousand three hundred ninety five and twenty cents) in full and final settlement of the Advisory Fee.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to, and Network 1 agrees, to settle the Advisory Fee with Preferred Shares.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Network 1 agree as follows:

               1.               Terms of the Settlement.

The Company and Network 1 agree that Network 1 will settle the Advisory Fee and will relinquish any and all other rights he may have under the Advisory Agreement with regards to payment of consideration deriving thereof with the issuance of Preferred Shares worth of the three per cent (3%) of the Converted Company Debt, whereby each Preferred Share shall be convertible, at the option of the Holder, into USD 10,000 (United States Dollars ten thousand) worth shares of fully paid and non-assessable Common Shares as provided for in the Certificate of Designations (the “Preferred Shares”, and such Preferred Shares as converted into Common Shares, the “Conversion Shares”, and together the Conversion Shares with the Preferred Shares, the “Securities”) as set forth on Schedule B, annexed hereto.

               2.              Closing.

Upon satisfaction of the conditions set forth herein, the closing shall occur at the principal offices of the Company, or such other location as the Parties shall mutually agree. At closing, Network 1 shall release the Company from the Advisory Fee and the Company shall deliver to Network 1 three certificates evidencing the Preferred Shares in the names and amounts indicated on Schedule B annexed hereto. Upon closing, any and all obligations of the Company to Network 1 under the Advisory Agreement with regards to payment of consideration deriving thereof shall be fully satisfied, the Company shall be released from the Advisory Fee and Network 1 will have no remaining rights, powers, privileges, remedies or interests under the Advisory Agreement.

               3.                Further Assurances     Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.     Representations and Warranties of the Holder. The Holder represents and warrants as of the date hereof and as of the closing to the Company as follows:

a.      Authorization; Enforcement. The Holder has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder. This Agreement has been (or upon delivery will have been) duly executed by the Holder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b.     Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

c.     Information Regarding Holder. The Holder is an “Accredited Investor”, as such term is defined in Rule 501 of Regulation D promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Holder to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Holder has the authority and is duly and legally qualified to purchase and own the Securities. The Holder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The Holder and each of its designees shall, for the purpose of the above, execute the Accredited Investor Certificate, appended hereto as Schedule C.

d.      Legend. The Holder understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such shares certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

e.      Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 4(d) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 and the Subscriber is not an affiliate of the Company (provided that the Holder provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of the Holder’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Holder provides the Company with an opinion of counsel to the Holder, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) business days following the delivery by the Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with shares’ powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Holder as may be required above in this Section 4(e), as directed by the Holder, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Shares or Conversion Shares, credit the aggregate number of shares of Common Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Holder, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of the Holder or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith, including, but not limited to, fees for the opinions of counsel rendered to the transfer agent in connection with the removal of any legends.

f.      Restricted Securities. The Holder understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Holder, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

g.     Trading Limitations. Upon receipt of the Common Shares upon conversion, the holder of Series A-1 Preference Shares agrees, with respect to any sales of such Common Shares, to limit its aggregate trading on any single Trading Day to 20% of the daily trading volume for that day. “Trading Day” means any day on which the Common Shares are traded or quoted on the trading market.

5.              Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Holder:

a.     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of any other agreements that may be entered into by the Parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Settlement Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company or the Company’s shareholders in connection therewith, including, without limitation, the issuance of the Preferred Shares, and the reservation for issuance and issuance of Conversion Shares issuable upon conversion of the Preferred Shares have been duly authorized by the Company's Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its shareholders. This Agreement and any other agreement (as defined herein) have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b.     Organization and Qualification. Each of the Company and its subsidiaries (the “Subsidiaries”) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Settlement Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Settlement Documents.

c.     No Conflict. The execution, delivery and performance of the Settlement Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or other organizational documents of the Company or any of its Subsidiaries, any share capital of the Company or any of its Subsidiaries or Bye-laws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a Party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTC Markets (the “Principal Market”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

d.     No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Settlement Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date of this Agreement, and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Settlement Documents. To the best of the Company’s knowledge, the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Shares in the foreseeable future.

e.     Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act. The offer and issuance of the Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof. The Company covenants and represents to the Holder that neither the Company nor any of its Subsidiaries has received, anticipates receiving, has any agreement to receive or has been given any promise to receive any consideration from the Holder or any other Person in connection with the transactions contemplated by the Settlement Documents.

f.     Issuance of Securities. The issuance of the Preferred Shares are duly authorized and upon issuance in accordance with the terms of the Settlement Documents shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof. Upon issuance or conversion in accordance with the Certificate of Designations, the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Shares.

g.     Transfer Taxes. As of the date of this Agreement, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Preferred Shares to be settled with the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

h.     Equity Capitalization. Except as disclosed in any publicly available material: (i) none of the Company’s share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; and (iii) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the in the Company’s filings with the SEC (the “SEC Documents”) which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company has furnished to the Holder true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bye-laws, as amended and as in effect on the date hereof (the “Bye-laws”).

i.     Shell Company Status. The Company is not and has not been for a period of at least one (1) year prior to the date of this Agreement an issuer identified in Rule 144(i)(1) of the Securities Act. The Company is, and has been for a period of at least 90 days, subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

6.      Additional Acknowledgments.

The Holder and the Company confirm that the Company has not received any consideration for the transactions contemplated by this Agreement. Pursuant to Rule 144 promulgated by the Commission pursuant to the Securities Act and the rules and regulations promulgated thereunder as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule 144, the holding period of the Preferred Shares (including the Conversion Shares upon conversion of the Preferred Shares) tacks back to May 11, 2015. The Company agrees not to take a position contrary to this paragraph.

7.     Release by the Holder.

In consideration of the foregoing, Holder releases and discharges Company, Company’s officers, directors, principals, control persons, past and present employees, insurers, successors, and assigns (“Company Parties”) from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against Company Parties ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, arising under the Securities.

8.     Duty of the Holder to Inform the Company:

The Holder has a duty to provide brokerage statements to the Company of any and all amounts realized from the sale of the Securities on a monthly basis no later than the third business day of each month including any outstanding balance at such time to be realized as of that date.

9.     Miscellaneous.

a.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

b.     Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

c.     Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

d.     Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

e.     Notices. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective Parties as set forth below, or to such other address as either Party may notify the other in writing.

If to the Company, to	NewLead Holdings Ltd
83 Akti Miaouli &Flessa Str
Piraeus 185 38, Greece
Attention: Chief Executive Officer

If to Holder, to the address set forth on the signature page of the Holder

f.     Expenses. The Parties hereto shall pay their own costs and expenses in connection herewith.

g.     Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the Parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the Parties. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all Parties, or, in the case of a waiver, by the Party waiving compliance. Except as expressly stated herein, no delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

h.     Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

i.     Independent Nature of the Holder’s Obligations and Rights. The obligations of the Holder under the Settlement Documents are several and not joint with the obligations of any other holder (each, an “Other Holder”) under any other agreement (each, an “Other Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holders under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto or any Other Holder pursuant to any Other Agreement, shall be deemed to constitute the Holder or any Other Holder as, and the Company acknowledges that the Holder and the Other Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holder and any Other Holder are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Settlement Documents, any other agreement or any matters, and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group or entity, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Settlement Documents and any Other Agreement. The decision of the Holder to acquire the Securities pursuant to the Settlement Documents has been made by the Holder independently of any Other Holder. The Holder acknowledges that no Other Holder has acted as agent for the Holder in connection with the Holder making its acquisition hereunder and that no Other Holder will be acting as agent of the Holder in connection with monitoring the Holder’s Securities or enforcing its rights under the Settlement Documents. The Company and the Holder confirm that the Holder has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any of the Other Agreements, and it shall not be necessary for any Other Holder to be joined as an additional Party in any proceeding for such purpose. To the extent that any of the Other Holders and the Company enter into the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Holder, and would be solely for the convenience of the Company and not because it was required or requested to do so by the Holder or any Other Holder. For clarification purposes only and without implication that the contrary would otherwise be true, the transactions contemplated by the Settlement Documents include only the transaction between the Company and the Holder and do not include any other transaction between the Company and any Other Holder.

j.     Reporting Status. Until the date on which none of the Securities are outstanding, the Company shall timely file all reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company shall continue to timely file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise no longer require or permit such filings.

k.     Listing. The Company shall use reasonable best efforts to promptly secure the listing or designation for quotation (as the case may be) of all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Shares is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) (but in no event later than the date of this Agreement) and shall use reasonable best efforts to maintain such listing or designation for quotation (as the case may be) of all Conversion Shares from time to time issuable under the terms of this Agreement on such national securities exchange or automated quotation system. The Company shall maintain the Common Shares’ listing or authorization for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Shares on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 8(l).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

NEWLEAD HOLDINGS LTD.

By:____________________________________	By:	/s/
Name: Michail S. Zolotas
Title: President, Chairman & CEO

HOLDER: NETWORK 1 FINANCIAL SECURITIES INC.

By:____________________________________	By:	/s/
Damon Testaverde

Address for Notices:

__________________________________________

__________________________________________

__________________________________________

__________________________________________

Address for delivery of Securities:

__________________________________________

__________________________________________

__________________________________________

__________________________________________

APPENDIX A

N E T W O R K 1 F I N A N C I A L

S E C U R I T I E S , I N C .

May 11, 2015

NewLead Holdings, Ltd

Attn: Mr. Michail Zolotas - Chairman and CEO

83 Akti Maiouli & Flessa Str.

Piraeus, Greece 185 38

Dear Mr. Zolotas,

This letter sets forth the basis on which Network 1 Financial Securities, Inc (“Network”) is engaged by NewLead Holdings, Ltd. (the “Company”) to act as its financial advisor for its finance, shareholder relations and acquisition program for a twelve month period beginning the date of this agreement.

1.        Nature of Services

  Network shall provide the following services:

   (a)                            Advise the Company with respect to its strategic planning process and business plans including an analysis of markets, positioning, financial models, organizational structure, potential strategic alliances, capital requirements, valuation and funding. To prepare for this advisory function, we will perform an in-depth due diligence review of the Company.

  (b)                             Assist the Company in business development activities including the introduction of potential new business contacts and financing partners.

  (c)                             Work closely with the Company’s Management to develop a set of long and short-term goals with special focus on enhancing corporate and shareholder value. This will also include assisting the Company to determine key business actions, including review of financing requirements and the Company’s capital structure, intended to help enhance shareholder value and the Company’s exposure to the investment community.

  (d)                             Review and assist with the preparation the Company’s presentation and marketing materials and other materials used to present the Company to the investment community and coordinate road shows for the Company with existing and potential investors, assist the Company in broadening its shareholder base and advise on alternative financing alternatives for the Company

  (e)                             Network will work with the Company’s staff in developing acquisition criteria both from the point of view of business compatibility and financial acceptability.

  (f)                              Network will assist the Company in identifying companies in the targeted industries, which may include public companies, divisions of public companies, and privately held companies, and after evaluating such companies, assist in ranking them in terms of priority and provide an opinion as to value and the price level necessary to consummate a transaction.

          Specific Services (hereinafter the “Services”):

(a)	Shareholder relations and communications (see schedule A attached)
(b)	Merger and acquisition advice
(c)	Debt financing
(d)	Equity financing
(e)	Companies marketing and positioning strategies
(f)	Assist with Balance sheet restructuring and design
(g)	Financial planning and Budgeting

Other financing (hereinafter “Other Financing”):

Should the company require additional capital in order to finance a specific acquisition and wish to raise these funds through a secondary issue of equity or private placement, the Company may request Network to serve as its investment banker for said purpose. Such financing shall occur at such time as the Company, in its sole discretion, shall deem appropriate.

2.     Compensation for Services

A)                In consideration for the Services, the Company agrees to pay Network 1 Financial Securities, Inc. a retainer fee of $5,000 (USD) per month for the first Six (6) Months and $10,000 (USD) for the remaining (6) months. A Payment of $5,000.00 (USD) will be made to Network upon signing this Agreement. The additional payments will be made on the first day of each month thereafter.

In addition, the Company agrees to issue to Network or its designee’s 4,256,688 (which is 1% of the Company’s outstanding number of common shares as of May 8, 2015) 10 year cashless exercise warrants. These warrants will have an exercise price of $0.01 (USD) per warrants. The common stock underlying the warrants represents (1%) of the Company’s outstanding common stock as of the date of this agreement. The exercise price shall continue to be $0.01 (USD) regardless of any revere split(s) that be be undertaken by the Company. In addition, it is the intent of the parties that the warrants will contain anti-dilution protection with respect to future issuances and the warrants shall continue to represent 1% of the outstanding common stock after any future issuances (provided, however, such protection/limitation shall not apply to issuances pursuant to convertible financings and other derivative securities unless and until converted, equity plans, etc.) Furthermore, the warrant shall also contain language to the effect that: (i) the anti-dilution protection shall apply for a period of two years as of the date hereof (unless extended in writing by the written agreement of the parties) and the holder shall not be entitled to any further shares in the event of future issuances; (ii) the determination of the 1% ownership amount for purposes of determining adjustments to the warrant based on future issuances, shall be reduced by any previously exercised warrants; (iii) the warrant shall only be exercisable when the shares of common stock are traded on the OTCQB or OTCQX or a national exchange (and shall not be exercisable while listed on the OTC Grey Market); and (iv) the warrant holder, so long as the warrant is outstanding, may not sell securities on a daily basis in excess of 20% of the daily trading volume.

In addition, if the Company or any of its affiliates acquire by means of merger, consolidation, joint venture, exchange offer, purchase of stocks or assets or other transactions, an entity as a result of submissions or introductions made by Network during the period of this Agreement, or if the Company uses the services of Network in conducting or assisting in negotiations in structuring a transactions with any party, the Company shall pay Network, or cause Network to be paid, at the closing of said transaction, a transaction fee to be negotiated at the time.

B)                 In the event of Equity Financing, Network will be compensated a commission in cash and equity sold in common stock, to be negotiated between the parties at the closing date. The company will be responsible for reimbursement of all travel expenses which shall be properly documented and have prior approval for expenses over $100.00 (USD one hundred).

In the event Network originates a line of credit with a lender or a corporate partner, the Company shall pay the aggregate of 2% of the full amount of the line of credit to Network 1 upon the first day the line of credit is accessible in cash or in shares of the Company’s common stock.

Due Diligence expense reimbursement. In part of our investment banking activities an onsite visit needs to be made to the company’s home office in Athens, Greece. The Company will pay in full for business class air travel, lodging and any other expense related to this due diligence process, which shall be properly documented and receive prior approval for expenses over $100.00 (USD one hundred).

C)        Network will also arrange for a road show of the company to accredited individuals and financial institutions. The company shall be responsible for all travel and lodging expenses, which shall be properly documented and receive prior approval for expenses over $100.00(USD one hundred).

3.     Indemnity

Each party shall indemnify the other and its partners, officers, directors, and employees against all claims, damages, liability, and litigating expenses (including the expense of investigation and defending such claims) as the same as incurred, relating to or arising out of its activities hereunder , except to the extent that any claims, damages, liability, or expense, if found on a final judgment by a court of law to have resulted from the other’s willful misconduct or gross negligence in performing the services described above.

4.     Termination

This Agreement may be terminated after twelve months as of the date hereof or after six months by either party at the end of any subsequent calendar months subject to a thirty (30) days written notice to the other party. However, all shares and warrants already issued pursuant to this Agreement will remain in effect.

5.     Confidential Information

Any information or data that is disclosed or otherwise made available by the Company to Network and that (a) the Company has clearly marked or identified in writing as confidential or proprietary, or (b) the Company identifies as confidential at the time of disclosure with written confirmation within 15 days of disclosure to Network; provided, however, that reports and/or information related to or regarding the Company’s business plans, business methodologies, strategies, technology, specifications, development plans, customers, prospective customers, billing records, and products or services shall be deemed Confidential Information of the Company.

“Confidential Information” shall not include any information that: (a) is or becomes available to the public (other than as a result of disclosure by the Company or its Associated Persons prohibited by this Agreement); (b) is made available to Network by a third party not known by Network (at the time of such availability) to be subject to a confidentiality obligation in favor of the Company; (c) is developed independently by Network or Network’s directors, officers, employees, agents, consultants, contractors, representatives or affiliated entities (collectively, “Associated Persons”)

The Receiving Party shall only use the Confidential Information internally solely for the purpose of evaluating a potential business relationship between the Network and the Company (the “Permitted Purpose”). Network shall not, without the prior written consent of the Company, directly or indirectly, disclose to anyone all or any portion of the Confidential Information and shall ensure that all Confidential Information is protected with security measures and a decree of care that would apply to its own confidential information.

Upon the written request of the Disclosing Party, the Recipient shall return to it or destroy, all materials that contain or embody any Confidential Information of the Disclosing Party, including but not limited to all documentation, notes, plans, etc. thereof. Return or destruction of such material shall not relieve the Recipient of its obligations of confidentiality. In the event of termination of this Agreement, the Parties shall maintain the confidentiality of the Confidential Information and shall prevent its unauthorized dissemination or use for a period of two years from the termination date of this Agreement.

6.     Non-Circumvent.

The Company hereby agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement through any transaction, transfer, pledge, agreement, recapitalization, loan, lease, assignment, or otherwise. The Company (including affiliates of such parties) agrees that it will not attempt, directly or indirectly, to contact parties first introduced to the Company by Network on matters described in section 2 of this Agreement or contact or negotiate with any confidential source provided by Network, except through Network or with the expressed written consent of Network as to each such contact. For the avoidance of any misunderstandings, Network agrees to give a prior written notification of one day to the Company advising of the name of the party to be introduced so as to ensure that the Company has not been already introduced to the said party by any of its advisors. The Company shall not contact, deal with, or otherwise become involved in any transaction with any corporation, partnership, individual, any banks, trust or lending institutions first introduced by or through Network without the permission of Network. Any violation of this provision shall be deemed an attempt to circumvent this provision, and the Company shall be liable for damages in favor of the circumvented party. This non-circumvention provision shall expire at the end of three years from the termination of the Agreement".

7.     Entire Agreement

This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understanding, and agreements between the parties. This Agreement cannot be modified or changed, nor can any of its provisions be waived, except in writing signed by all parties.

8.     Governing Law

This Agreement shall be governed by the laws of the State of New York. The parties hereto agree to submit to the jurisdiction of the Supreme Court of the State of New York for the determination of any dispute arising this Agreement or in any action to enforce the terms hereof.

Please confirm the foregoing is in accordance with your understanding by signing and returning to us the duplicate of this letter.

Very truly yours,

By: ____________________
Damon D. Testaverde
Managing Director
Network 1 Financial Securities, Inc.

Accepted and Agreed to:

By: ________________________
Michail Zolotas – Chairman and CEO
NewLead Holdings, Ltd.

SCHEDULE A

SHAREHOLDER RELATIONS AND COMMUNICATIONS

Services Include but are not limited to:

1.

Contact current shareholders to describe company and relay corporate information. This gives shareholders a contact point. We will require the company to supply us with a current NOBO list of shareholders.

2.	Help to develop company’s message to the investment community.
3.	Introduce company to large retail investors in the U.S. & Europe that might be interested in taking a position in the stock.
4.	Work with the company to arrange long term financial partners.
5.	Work with the company to put together a comprehensive plan to rework the current share structure and an in depth growth plan.

APPENDIX B

N E T W O R K 1 F I N A N C I A L

S E C U R I T I E S , I N C .

NewLead Holdings, Inc.

Attn: Mr. Michail Zolotas – President, Chairman & CEO

83 Akti Maiouli & Flessa Str.

Piraeus 18538, Greece

September 21, 2015

Ref: Designation Letter with regards to Advisory Fee

Dear Michail Zolotas:

Reference is hereby made to the financial advisory agreement made by and between NewLead Holdings Ltd. (“NewLead”) and Network 1 Financial Securities Inc. (“Network 1”) on May 11, 2015 (the “Financial Advisory Agreement”).

Network 1 requires, and NewLead acknowledges and agrees to pay Network 1 and its designees, a fee of three point sixty eight percent (3.68%) of the dollar amount converted from debt to Series A-1 Preferred Shares of par value $0.01 (the “Advisory Fee”). The Advisory Fee will be paid in Series A-1 Preferred Shares, under the same terms as to other investors, to Network 1 Financial Securities Inc. and its designees as per the breakdown listed below:

Adam Pasholk - 70%

Damon Testaverde - 15%

Network 1 Financial Securities, Inc. - 15%

Best regards,

_________________
Damon Testaverde
Managing Director
Network I Financial Securities, Inc.

Acknowledged by:

________________
Michail Zolotas
President, Chairman & CEO
NewLead Holdings, Ltd.

.

Network 1 Financial Securities, Inc

2 Bridge Ave -Ste 241, Red Bank, NJ 07701

SCHEDULE A

CERTIFICATE OF DESIGNATIONS

NEWLEAD HOLDINGS LTD.

CERTIFICATE OF DESIGNATIONS OF

PREFERENCES, RIGHTS AND LIMITATIONS

OF

SERIES A-1 PREFERENCE SHARES

The undersigned, Michail Zolotas and Eleni (Lena) Despotopoulou, hereby certify that:

1.     They are the Chief Executive Officer and Chief Financial Officer, respectively, of NewLead Holdings Ltd., a Bermuda company (the “Company”).

2.     The Company is authorized to issue 500 million Preference shares, of which none are currently designated, issued or outstanding.

3.     The following resolutions were duly adopted by the board of directors of the Company (the “Board”):

WHEREAS, the authorized share capital of the Company includes 500 million preference shares of $0.01 par value per share (the “Preference Shares”) and the bye-laws of the Company provide that the board may issue the Preference Shares from time to time in one or more series;

WHEREAS, the Board is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preference Shares and the number of shares constituting any Series A-1 and the designation thereof, of any of them;

WHEREAS, it is the desire of the Board, pursuant to its authority as aforesaid and as set forth in this Certificate of Designations of Preferences, Rights and Limitations of Series A-1 Preference Shares, to designate the rights, preferences, restrictions and other matters relating to the Series A-1 Preference Shares, which will consist of up to 7,000 Preference Shares which the Company has the authority to issue, as set out below;

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issuance of a series of Preference Shares for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preference Shares as follows:

I.                Terms of Preference Shares.

A.     Designation and Amount. The series of Preference Shares are hereby designated as the Company’s Series A-1 Preference Shares, par value of $0.01 per share (the “Series A-1 Preference Shares”), which Series A-1 Preference Shares may be subject to increase by the Board in accordance with the Company’s bye-laws.

B.              Ranking and Voting.

1.     Ranking. The Series A-1 Preference Shares will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends to the Company’s Common Shares (“Common Shares”); (b) pari passu with respect to rights of liquidation with the Common Shares; and (c) junior to all existing and future indebtedness of the Company.

2.     Voting. Except as required by applicable law or as set forth herein, a holder of Series A-1 Preference Shares will have the right to vote on all matters submitted to Shareholders of the Company and shall be entitled to the number of votes for each Series A-1 Preference Shares owned at the record date for the determination of Shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of Shareholders is solicited, equal to the number of Common Shares such Series A-1 Preference Shares are convertible into at such time (voting as a class with Common Shares), but not in excess of 2.0% of the then outstanding Common Shares as of such record date or at such date a vote is taken or any written consent of Shareholders is solicited, as applicable, and when aggregated with the Common Shares owned by a holder of Series A-1 Preference Shares, not in excess of the conversion limitations set forth in Section 4 herein Except as otherwise required by law, the holders of Series A-1 Preference Shares shall vote together with the holders of Common Shares on all matters and shall not vote as a separate class.

C.              Dividends.

1.     Commencing on the date of the issuance of any such Series A-1 Preference Shares (each respectively an “Issuance Date”), each outstanding Series A-1 Preference Share will accrue cumulative dividends (“Dividends”), at a rate equal to 8% per annum (“Dividend Rate”), of the Series A-1 Face Value (as defined below). Dividends will be payable with respect to any Series A-1 Preference Shares upon any of the following: (a) redemption of such shares; (b) conversion of such shares; and (c) when, as and if otherwise declared by the Board. Any calculation of the amount of such Dividends accrued and payable will be made based on a 365-day year, annually.

2.     Dividends are payable at the Company’s election, (a) in cash, (b) in Series A1 Preference Shares, or (c) in Common Shares valued at the Closing Price for the immediately preceding the date of any such redemption, conversion or declaration by the Board as identified in Section I.C.1.

D.     Protective Provision. So long as any Series A-1 Preference Shares are outstanding, the Company will not, without the affirmative approval of the holders of a majority of the Series A-1 Preference Shares then outstanding (voting separately as one class), alter or change adversely the powers, preferences or rights given to the Series A-1 Preference Shares or alter or amend this Certificate of Designations.

E.       Liquidation.

1.     Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Company, pari passu with any distribution or payment made to the holders of Series A-1 Preference Shares and Common Shares by reason of their ownership thereof, the holders of Series A-1 Preference Shares will be entitled to be paid out of the assets of the Company available for distribution to its Shareholders an amount with respect to each Series A-1 Preference Share equal to United States Dollars ten thousand (USD10,000.00) (“Series A-1 Face Value”), plus any accrued but unpaid Dividends thereon (collectively with the Series A-1 Face Value, the “Series A-1 Liquidation Value”). If, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the amounts payable with respect to the Series A-1 Preference Shares are not paid in full, the holders of Series A-1 Preference Shares will share equally and ratably with the holders of Series A-1 Preference Shares and Common Shares in any distribution of assets of the Company in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Dividends, if any, to which each such holder is entitled.

2.     If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company will be insufficient to make payment in full to all holders of Series A-1 Preference Shares, then such assets will be distributed among the holders of Series A-1 Preference Shares at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

F.       Redemption.

1.     Company’s Redemption Option. The Company will have the right, in its sole discretion and option, to redeem all or a portion of the Series A-1 Preference Shares, at a price per share equal to 100% of the Series A-1 Liquidation Value.

2.     Mechanics of Redemption. If the Company elects to redeem any of Series A1 Preference Shares then outstanding, it will deliver written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Company”) to each holder of Series A-1 Preference Shares, which Notice of Redemption at Option of Company will indicate (a) the number of Series A-1 Preference Shares that the Company is electing to redeem and (b) the applicable Series A-1 Liquidation Value.

3.     Payment of Redemption Price. Upon receipt by any holder of Series A1 Preference Shares of a Notice of Redemption at Option of Company, such holder will promptly submit to the Company such holder’s Series A-1 Preference Share certificates. Upon receipt of such holder’s Series A-1 Preference Shares certificates, the Company will pay the Series A-1 Liquidation Value to such holder in cash.

G.      Conversion.

1.     Mechanics of Conversion.

a.     Subject to the terms and conditions hereof, one or more of the Series A1 Preference Shares may be converted, in part or in whole, into Common Shares, at any time or times after the Issuance Date, at the option of the holder of Series A-1 Preference Shares or the Company, by delivery of one or more written notices to the Company (each, a “Holder Conversion Notice”), of the holder’s election to convert the Series A-1 Preference Shares and stating the number of shares to which the holder is then entitled. On the same Trading Day on which the Company has received a Conversion Notice by 11:59 a.m. Eastern time, or the following Trading Day if received after such time or on a non-Trading Day, (each, a “Notice Date”), the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Holder Conversion Notice and shall either (a) only if Company is not approved through the Depository Trust Corporation (DTC), issue and surrender to a common carrier for overnight delivery to the address as specified in the Holder Conversion Notice, a certificate bearing registered in the name of the Holder or designee, for the number of Conversion Shares to which Holder is then entitled as set forth in the Holder Conversion Notice, or (b) if the Company is approved through DTC, authorize the credit by the Company’s transfer agent of such aggregate number of Conversion Shares to which Holder is then entitled, as set forth in the Holder Conversion Notice, to Holder’s or its designee’s balance account with the DTC Fast Automated Securities Transfer (FAST) Program, through its Deposit/Withdrawal at Custodian (DWAC) system, time being of the essence.

b.     No fractional Common Shares are to be issued upon conversion of Series A-1 Preference Shares, but rather if the aggregate issuance would result in the issuance of a fraction of a Common Share, the Company shall round such fraction of a Common Share up to the nearest whole share.

c.     The holder of Series A-1 Preference Shares shall be required to deliver the original certificates for the Series A-1 Preference Shares in order to effect a conversion hereunder.

d.     Upon receipt of the Common Shares upon conversion, the holder of Series A-1 Preference Shares agrees, with respect to any sales of such Common Shares, to limit its aggregate trading on any single Trading Day to 20% of the daily trading volume for that day.

2.     Holder Conversion. In the event of a conversion of any Series A1 Preference Shares pursuant to an Holder Conversion Notice, the Company shall issue to the holder of such Series A-1 Preference Shares a number of Conversion Shares equal to (i) the Series A-1 Face Value multiplied by (ii) the number of such Series A-1 Preference Shares subject to the Holder Conversion Notice divided by (iii) the applicable Conversion Price with respect to such Series A-1 Preference Shares.

3.     Conversion Price Adjustment. In the event the Company, shall, at any time following the issuance of the Series A-1 Preference Shares, issue additional Common Shares in a financing transaction the sole purpose of which is to raise capital, at a price per share less than the Conversion Price then in effect, then the Conversion Price upon each such issuance shall be reduced to a price equal to the consideration paid for such additional Common Shares.

4.     Share Splits. If Company at any time on or after this November 24th, 2015subdivides (by any share split, share dividend, recapitalization or otherwise) or combines (by combination, reverse share split or otherwise) one or more classes of its outstanding Common Shares into a greater or lesser number of shares, the share numbers and prices set forth in this Certificate, as in effect immediately prior to such subdivision or combination, will be proportionately reduced or increased, as applicable, effective as of the close of business on the date such subdivision or combination becomes effective.

5.     Definitions. For purposes of this Section I.G, the following terms shall have the following meanings:

a.     “Closing Price” means, for any security as of any date, the last close price for such security on the Trading Market, or, if the Trading Market begins to operate on an extended hours basis and does not designate the close price, then the last bid price of such security prior to 4:00 p.m., Eastern time, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last bid price of such security on the principal securities exchange or trading market where such security is listed, quoted or traded, or if the foregoing do not apply, the last bid price of such security in the over-the-counter market on the electronic bulletin board for such security, or, if no last bid price is reported for such security, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).

b.     “Conversion Price” means a price of $1.00 per common share, subject to adjustment as provided herein.

c.     “Conversion Shares” means Common Shares issuable upon conversion of Series A-1 Preference Shares.

d.     “Trading Day” means any day on which the Common Shares are traded or quoted on the Trading Market.

e     “Trading Market” whatever is at the time the principal U.S. trading, quoting exchange or market for the Common Shares. All Trading Market data shall be measured as provided by the appropriate function of the Bloomberg Professional service of Bloomberg Financial Markets or its successor performing similar functions.

6.     Issuance Limitations. Notwithstanding anything to the contrary set forth in this Certificate of Designations, at no time may all or a portion of the Series A-1 Preference Shares be converted if the number of Common Shares to be issued pursuant to such conversion would exceed, when aggregated with all other Common Shares owned by the holder of Series A-1 Preference Shares at such time, the number of Common Shares which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the 1934 Act and the rules thereunder) more than 4.99% of all of the Common Shares outstanding at such time (the “4.99% Beneficial Ownership Limitation”); provided, however, that upon the holder of Series A-1 Preference Shares providing the Company with sixty-one (61) days’ advance notice (the “4.99% Waiver Notice”) that such holder would like to waive this Section 5 with regard to any or all Common Shares issuable upon conversion of the Series A-1 Preference Shares, this Section 5 will be of no force or effect with regard to all or a portion of the Series A-1 Preference Shares referenced in the 4.99% Waiver Notice but shall in no event waive the 9.99% Beneficial Ownership Limitation described below. Notwithstanding anything to the contrary set forth in this Certificate of Designations, at no time may all or a portion of the Series A-1 Preference Shares be converted if the number of Common Shares to be issued pursuant to such conversion, when aggregated with all other Common Shares owned by the holder of Series A-1 Preference Shares at such time, would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder) in excess of 9.99% of the then issued and outstanding Common Shares outstanding at such time (the “9.99% Beneficial Ownership Limitation” and the lower of the 9.99% Beneficial Ownership Limitation and the 4.99% Beneficial Ownership Limitation then in effect, the “Maximum Percentage”). By written notice to the Company, a holder of Series A-1 Preference Shares may from time to time decrease the Maximum Percentage to any other percentage specified in such notice. For purposes hereof, in determining the number of outstanding Common Shares, the holder of Series A-1 Preference Shares may rely on the number of outstanding Common Shares as reflected in (1) the Company’s most recent Form 20- F, Current Report on Form 6-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company setting forth the number of Common Shares outstanding. For any reason at any time, upon the written or oral request of a holder of Series A-1 Preference Shares, the Company shall within three (3) Business Days confirm orally and in writing to such holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series A-1 Preference Shares, held by the holder of Series A-1 Preference Shares and its affiliates since the date as of which such number of outstanding Common Shares was reported, which in any event are convertible or exercisable, as the case may be, into Common Shares within 60 days’ of such calculation and which are not subject to a limitation on conversion or exercise analogous to the limitation contained herein. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation

Notwithstanding any other provision of this Certificate of Designations, at no time may the Company issue Common Shares pursuant to this Certificate of Designations if the number of Common Shares to be issued, (1) when aggregated with all other Common Shares then beneficially (or deemed beneficially) owned by a holder of Series A-1 Preference Shares, would result in such holder owning, on the date of such proposed issuance, more than 9.99% of all Common Shares outstanding as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

H.     Share Register. The Company will keep at its principal office, or at the offices of the transfer agent, a register of the Series A-1 Preference Shares, which shall be prima facie indicia of ownership of all outstanding Series A-1 Preference Shares. Upon the surrender of any certificate representing Series A-1 Preference Shares at such place, the Company, at the request of the record holder of such certificate, will execute and deliver (at the holder’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

II.              Miscellaneous.

A.     Notices. Any and all notices to the Company will be addressed to the Company’s Chief Executive Officer or Chief Financial Officer at the Company’s principal place of business on file with Bermuda. Any and all notices or other communications or deliveries to be provided by the Company to any holder of Series A-1 Preference Shares hereunder will be in writing and delivered personally, by electronic mail or facsimile, sent by a nationally recognized overnight courier service addressed to each holder of Series A-1 Preference Shares at the facsimile telephone number or address of such holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of such holder. Any notice or other communication or deliveries hereunder will be deemed given and effective on the earliest of (1) the date of transmission, if such notice or communication is delivered via electronic mail or facsimile

(2) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (3) upon actual receipt by the party to whom such notice is required to be given.

B.     Lost or Mutilated Preference Shares Certificate. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder of Series A-1 Preference Shares will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series A-1 Preference Shares, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder of Series A-1 Preference Shares is a financial institution or other institutional investor its own agreement will be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Company will, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

C.              Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and will not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designations this 24th day of November, 2015.

MICHAIL S. ZOLOTAS

Signed: __________________________________
Name: _________________________________
Title: ______________________________________

ELENI (LENA) DESPOTOPOULOU

Signed: __________________________________
Name: _________________________________
Title: ______________________________________

SCHEDULE B

Breakdown as follows:

Name and Address of Holder	Advisory Fee Settled	Number of Series A-1 Preferred Shares to be Issued
Adam Pasholk 2 Bridge Anvenue – Ste 241, Red Bank, NJ 07701	$701,676.64	71
Damon Testaverde 2 Bridge Anvenue – Ste 241, Red Bank, NJ 07701	$150,359.28	15
Network 1 Financial Securities, Inc. 2 Bridge Anvenue – Ste 241, Red Bank, NJ 07701	$150,359.28	15
Total	$1,002,395.200	101

SCHEDULE C

ACCREDITED INVESTOR CERTIFICATE

SCHEDULE C

ACCREDITED Investor Certificate

Answer all questions.  Write "N/A" if not applicable.

A. PLEASE PROVIDE THE FOLLOWING INFORMATION.

1.               (a) Name of Preferred Stock Holder:

 _____________________________________________________

  (b) If Preferred Stock Holder is a corporation, partnership, trust or other entity, state the name of the individual(s) making the investment decision on behalf of the entity:

_____________________________________________________

2.               Preferred Stock Holder’s Address:

  _____________________________________________________

 _____________________________________________________

 _____________________________________________________

3.               Telephone Number (including country and area code):

 _____________________________________________________

4.               Taxpayer Identification Number of Purchaser:

 _____________________________________________________

5.               Jurisdiction and date of organization or incorporation:

 _____________________________________________________

6.               Is the Preferred Stock Holder a new or an existing shareholder?

 _____________________________________________________

B.	THE FOLLOWING INFORMATION IS TO BE PROVIDED SO THAT THE COMPANY CAN DETERMINE IF THE PREFERRED STOCK HOLDER IS AN ACCREDITED INVESTOR.

Please indicate, by initialing, one or more of the following categories which are applicable to you.  If no category is applicable, please initial Item 18.

Under Regulation D, an "accredited investor" is defined as any person who comes within any of the following categories, or who the Company reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1.     ________     A bank as defined in Section 3(a)(2) of the Act whether acting in its individual or fiduciary capacity.

2.     ________     A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity.

3.     ________     A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

4.     ________     An insurance company as defined in Section 2(13) of the Act.

5.     ________     An investment company registered under the Investment Company Act of 1940.

6.     ________     A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940.

7.     ________     A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

8.     ________     A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

9.     ________     An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), (a) if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or (b) if the employee benefit plan has total assets in excess of $5,000,000, or (c) if it is a self-directed plan, with investment decisions made solely by persons that are accredited investors.

10.     ________    A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

11.     ________    An organization described in Section 501(c)(3) of the Internal Revenue Code, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered.

12.     ________    A corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

13.     ________    A director or executive officer of the Company.  (An "executive officer" means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the Company.)

14.     ________    A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000. (The term "net worth" means the excess of total assets over total liabilities, disregarding from this calculation the value of the person's primary residence and any associated debt secured by the investor's primary residence; but only to the extent any such debt does not exceed the fair market value of such residence.)

15.     ________    A natural person who had an individual income (not including income of spouse) in excess of $200,000 in each of the two most recent years (2013 and 2014) or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year (2015).

16.     ________    A trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act.

17.     ________    An entity in which all of the equity owners meet the requirements of any one of categories B1-B16 immediately above.  (If this category is initialed, please complete the Certificate of Signatory attached hereto as Exhibit A to the Accredited Investor Certificate.)

18.     ________     Initial here if none of the above categories are applicable.

C.              THE FOLLOWING INFORMATION IS TO BE PROVIDED BY PREFERRED STOCK HOLDERS WHO ARE INDIVIDUALS, OR BY THE PERSON MAKING THE INVESTMENT DECISION ON BEHALF OF CORPORATIONS, PARTNERSHIPS, TRUSTS, OR OTHER ENTITIES.

1.               Are you aware of the fact that you have the opportunity to question a representative of the Company about this investment, the Company, the Company's properties, the Company's operations and the Company's methods of doing business?

______ _____
Yes No

2.     Do you understand the merits and risks associated with an investment in the Company?

_____ _____
Yes No

3.     Do you understand that there is no guarantee of any financial return on this investment and that you run the risk of losing your entire investment?

_____ _____
Yes No

4.     Do you understand that you may purchase an interest in the Company for investment only, and not with a view to the sale or other distribution thereof?

_____ _____
Yes No

CERTIFICATE OF SIGNATORY

TO ACCREDITED INVESTOR CERTIFICATE

ACCREDITED CORPORATIONS, PARTNERSHIPS, TRUSTS OR OTHER ENTITIES INITIALING ONLY CATEGORY B17 MUST PROVIDE THE FOLLOWING INFORMATION.

I hereby certify that set forth below is a complete list of all equity owners in NETWORK 1 FINANCIAL SECURITIES INC., a Limited Liability Corporation formed pursuant to the laws of the State/Country of New York. I also certify that EACH SUCH OWNER HAS INITIALED THE SPACE OPPOSITE HIS NAME, and that each such owner understands that by initialing that space he is representing that he is an accredited individual investor satisfying the test for accredited individual investors indicated under Section B of the Accredited Investor Certificate.

Signature of Authorized Corporate
Officer, General Partner or Trustee

Name of Equity Owner          Type of Accredited Investor*

1.     ______________________________________________________________________________

2.     ______________________________________________________________________________

3.     ______________________________________________________________________________

4.     ______________________________________________________________________________

5.     ______________________________________________________________________________

6.     ______________________________________________________________________________

8.     ______________________________________________________________________________

9.     ______________________________________________________________________________

10.     ______________________________________________________________________________

*Indicate which category number under Section B of the Accredited Investor Certificate the equity owner satisfies.